Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (333-208053 and 333-283124) of Community Trust Bancorp, Inc. of our report dated June 26, 2026, relating to the financial statements and supplemental schedule of Community Trust Bancorp, Inc. Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.
Grand Rapids, Michigan
June 26, 2026